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                                                                   EXHIBIT 10.26

                               SECOND AMENDMENT
                                    TO THE
                             AK STEEL CORPORATION
                      EXECUTIVE MINIMUM AND SUPPLEMENTAL
                                RETIREMENT PLAN

           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1996)
           ---------------------------------------------------------

        Pursuant to the power of amendment reserved to the Board of Directors of AK Steel Holding Corporation in Section 8.3 of the AK Steel Corporation Executive Minimum and Supplemental Retirement Plan (as amended and restated effective as of January 1, 1996) (the "Plan"), the Plan is amended as follows, effective as of the date of execution of this Second Amendment:

        (1) Section 2.17 (the definition of "Vesting Date") is changed by adding the following sentence thereto:

             "Notwithstanding the foregoing, in the event of a Member's death prior to his or her Vesting Date as determined under the preceding sentence, such Member's Vesting Date for purposes of this Plan shall be the Member's date of death if the Member had completed at least five (5) years of Service as of his or her date of death."

        (2) Section 4.4 is added immediately following Section 4.3 to read as follows:

             "4.4 FUNDING UPON A CHANGE IN CONTROL

             Upon the occurrence of a Change In Control (as defined below), the Company shall fully fund all benefits then accrued under this Plan by delivering assets in cash or in kind to the Trustee under the Trust. Such funding obligation may be secured by an irrevocable letter of credit issued to the Trustee by such bank or lending agency as the Administrator shall approve. For purposes of this Plan, the term "Change In Control" have the same meaning as set forth in the Trust."

        (3)  Section 7.1 is changed in its entirety to read as follows:

             "7.1 PAYMENT OF BENEFITS.

             Except as provided in Plan Section 9.4, the Benefit to be paid in accordance with Plan Article 6 shall be paid in a single lump-sum payment, the amount of which shall be determined in accordance with Plan Section 7.2 as reduced by the amount determined in accordance with Plan Section 7.3. Payment shall be made to the Member, or in the case of the Member's death, to the Member's designated beneficiary, within 30 days following the Member's Termination Date. Any



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                designation of beneficiary shall be made by the Member on an election form filed with the Administrator and may be changed by the Member at any time by filing another election form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Member, payment shall be made to the Member's surviving spouse or, if none, to the Member's issue, per stirpes. If no spouse or issue survives the Member, payment shall be made in a single lump-sum to the Member's estate."


        IN WITNESS WHEREOF, AK Steel Holding Corporation has caused this Second Amendment to be executed this 18th day of September, 1997.


                                              AK STEEL HOLDING CORPORATION



                                              By: /s/ John G. Hritz
                                                 --------------------------

                                              Title:  Vice President
                                                    -----------------------


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